Exhibit 99.1 PRESS RELEASE, DATED NOVEMBER 5, 2014, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE SECOND QUARTER FISCAL 2015

EnerSys Reports Second Quarter Fiscal 2015 Results
Reading, PA, USA, November 5, 2014 -- EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today results for its second quarter of fiscal 2015, which ended on September 28, 2014.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the second quarter of fiscal 2015 were $56.3 million, or $1.16 per diluted share, including a favorable highlighted net of tax impact of $0.10 per share from a legal accrual reversal, net of professional fees of $9.9 million and gain of $2.0 million in connection with the disposition of our equity interest in Altergy, pursuant to our previously announced legal settlement, offset by charges of $1.4 million for restructuring and other exit costs, $5.3 million for stock-based compensation of senior executives, $0.5 million for ERP system implementation and $0.1 million for fees related to acquisition activities.

The Net earnings of $1.16 per diluted share compares to Net earnings per diluted share of $0.84 for the second quarter of fiscal 2014, which included an unfavorable highlighted net of tax charges of $0.8 million for restructuring plans and $0.8 million for fees related to acquisition related activities.

Excluding these highlighted items, adjusted Net earnings per diluted share for the second quarter of fiscal 2015, on a non-GAAP basis, were $1.06, which exceeds the guidance of $1.00 to $1.04 per diluted share given by the Company on August 6, 2014. These earnings compare to the prior year second quarter adjusted Net earnings of $0.87 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the second quarter of fiscal 2015 were $629.9 million, an 11% increase from the prior year second quarter net sales of $568.8 million primarily from organic growth and recent acquisitions. Sequential quarterly sales decreased 1% from the first quarter of fiscal 2015 net sales of $634.1 million primarily due to foreign currency translation impact.

The Company’s operating results for its business segments for the second quarters of fiscal 2015 and 2014 are as follows:

	Quarter ended
	($ millions)
	September 28, 2014	September 29, 2013
Net sales by segment
Americas	$333.2	$287.7
EMEA	233.3	223.3
Asia	63.4	57.8

Total net sales	$629.9	$568.8

Operating earnings
Americas	$42.9	$43.9
EMEA	26.1	15.2
Asia	4.5	4.1
Restructuring and other exit charges - EMEA	(1.8)	(1.1)
Reversal of legal accrual, net of fees - Americas	16.2	—
Stock-based compensation of senior executives (Americas $3.7, EMEA $2.7, Asia $0.7)	(7.1)	—
ERP system implementation - Americas	(0.7)	—
Acquisition activity expense - Americas	(0.1)	(0.7)
Acquisition activity expense - Asia	—	(0.4)

Total operating earnings	$80.0	$61.0

EMEA - Europe, the Middle East and Africa

Net earnings for the six months of fiscal 2015 were $105.5 million, or $2.15 per diluted share, including a favorable net of tax impact of $0.07 per share from a legal accrual reversal, net of professional fees of $9.9 million and gain of $2.0 million in connection with the disposition of our equity interest in Altergy, pursuant to our previously announced legal settlement, offset by charges of $2.7 million for restructuring and other exit costs, $5.3 million for stock-based compensation of senior executives, $0.5 million for ERP system implementation and $0.3 million for fees related to acquisition activities.

Net earnings for the six months of fiscal 2014 were $82.2 million, or $1.67 per diluted share, including an unfavorable net of tax impact of $0.03 per share from charges of $1.1 million for restructuring plans and $0.8 million for fees related to acquisition activities.

Adjusted net earnings for the six months of fiscal 2015, on a non-GAAP basis, were $2.08 per diluted share. This compares to the prior year six months adjusted net earnings of $1.70 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company's use of non-GAAP adjusted financial information.

Net sales for the six months of fiscal 2015 were $1,264.0 million, an increase of 8% from the net sales of $1,166.1 million in the comparable period in fiscal 2014. The 8% increase was the result of a 6% increase from acquisitions and a 2% increase in organic volume.

The Company's operating results for its business segments for the six months of fiscal years 2015 and 2014 are as follows:

	Six months ended
	($ millions)
	September 28, 2014	September 29, 2013
Net sales by segment
Americas	$664.1	$603.3
EMEA	475.3	454.3
Asia	124.6	108.5

Total net sales	$1,264.0	$1,166.1

Operating earnings
Americas	$84.4	$85.6
EMEA	54.7	31.3
Asia	8.1	9.3
Restructuring and other exit charges - EMEA	(3.6)	(1.5)
Reversal of legal accrual, net of fees - Americas	16.2	—
Stock-based compensation of senior executives (Americas $3.7, EMEA $2.7, Asia $0.7)	(7.1)	—
ERP system implementation - Americas	(0.7)	—
Acquisition activity expense - Americas	(0.1)	(0.7)
Acquisition activity expense - Asia	(0.2)	(0.4)

Total operating earnings	$151.7	$123.6

“Our adjusted earnings per share of $1.06 was an all time record for any second quarter in our Company's history,” stated John D. Craig, chairman and chief executive officer of EnerSys. “Our motive and reserve businesses on a global basis have good order intake and strong backlog. We are pleased with the increasing sales of our premium products. Our third quarter guidance for non-GAAP adjusted net earnings per diluted share is $1.04 to $1.08, which excludes an expected net charge of $0.10 per diluted share from our ongoing restructuring programs, acquisition expenses and other highlighted items.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net earnings” in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition and litigation activities. Because these charges are not incurred as a result of ongoing operations or are incurred as a result of a potential acquisition, they are not a helpful measure of the performance of our underlying business particularly in light of their unpredictable nature. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	September 28, 2014		September 29, 2013
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$56.3		$41.4
Non-GAAP adjustments, net of tax:
Restructuring and other exit charges - EMEA	1.4	(1)	0.8	(1)
Reversal of legal accrual, net of fees - Americas	(9.9)	(2)	—
Gain on disposition of equity interest in Altergy - Americas	(2.0)	(2)	—
Stock-based compensation of senior executives (Americas $2.8, EMEA $2.0, Asia $0.5)	5.3	(3)	—
ERP system implementation - Americas	0.5	(4)	—
Acquisition activity expense - Americas	0.1	(5)	0.5	(5)
Acquisition activity expense - Asia	—		0.3	(5)
Non-GAAP adjusted net earnings	$51.7		$43.0

Weighted-average number of common shares used in per share calculations:
Basic	46,133,637		47,573,496
Diluted	48,537,276		49,405,818

Non-GAAP adjusted net earnings per share:
Basic	$1.12		$0.90
Diluted	$1.06		$0.87

Reported net earnings per share:
Basic	$1.22		$0.87
Diluted	$1.16		$0.84
Dividends per common share	$0.175		$0.125

	Six months ended
	September 28, 2014		September 29, 2013
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$105.5		$82.2
Non-GAAP adjustments, net of tax:
Restructuring and other exit charges - EMEA	2.7	(1)	1.1	(1)
Reversal of legal accrual, net of fees - Americas	(9.9)	(2)	—
Gain on disposition of equity interest in Altergy - Americas	(2.0)	(2)	—
Stock-based compensation of senior executives (Americas $2.8, EMEA $2.0, Asia $0.5)	5.3	(3)	—
ERP system implementation - Americas	0.5	(4)	—
Acquisition activity expense - Americas	0.1	(5)	0.5	(5)
Acquisition activity expense - Asia	0.2	(5)	0.3	(5)
Non-GAAP adjusted net earnings	$102.4		$84.1

Weighted-average number of common shares used in per share calculations:
Basic	46,516,470		47,721,239
Diluted	49,131,757		49,355,381

Non-GAAP adjusted net earnings per share:
Basic	$2.20		$1.76
Diluted	$2.08		$1.70

Reported net earnings per share:
Basic	$2.27		$1.72
Diluted	$2.15		$1.67
Dividends per common share	$0.35		$0.25

Resulting from pre-tax restructuring and other exit charges in EMEA of $1.8 million in the second quarter of fiscal 2015 and $1.1 million in the second quarter of fiscal 2014 and $3.6 million for the six months of fiscal 2015 and $1.5 million for the six months of fiscal 2014.

(1)
(2)	Resulting from pre-tax reversal of legal accrual, net of fees of $16.2 million relating to Altergy and gain on disposition of our equity interest in Altergy of $2.0 million.

(3)	Resulting from pre-tax stock-based compensation of senior executives - Americas $3.7 million, EMEA $2.7 million and Asia $0.7 million.
(4)	Resulting from pre-tax implementation costs of new ERP system in Americas of $0.7 million.

Resulting from pre-tax charges for acquisition activity expense of $0.1 million in Americas for the second quarter of fiscal 2015 and $0.7 million in Americas and $0.4 million in Asia for the second quarter of fiscal 2014. Pre-tax charges for acquisition activity expense for the six months of fiscal 2015 was $0.1 million in Americas and $0.2 million in Asia compared to $0.7 million in Americas and $0.4 million in Asia for the six months of fiscal 2014.

(5)

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	September 28, 2014	September 29, 2013

Net sales	$629.9	$568.8
Gross profit	162.5	144.3
Operating expenses	96.9	82.2
Restructuring and other exit charges	1.8	1.1
Reversal of legal accrual, net of fees	(16.2)	—
Operating earnings	80.0	61.0
Earnings before income taxes	79.1	56.4
Net earnings attributable to EnerSys stockholders	$56.3	$41.4

Net earnings per common share attributable to EnerSys stockholders:
Basic	$1.22	$0.87
Diluted	$1.16	$0.84
Dividends per common share	$0.175	$0.125
Weighted-average number of common shares used in per share calculations:
Basic	46,133,637	47,573,496
Diluted	48,537,276	49,405,818

	Six months ended
	September 28, 2014	September 29, 2013

Net sales	$1,264.0	$1,166.1
Gross profit	325.1	284.4
Operating expenses	186.0	159.3
Restructuring and other exit charges	3.6	1.5
Reversal of legal accrual, net of fees	(16.2)	—
Operating earnings	151.7	123.6
Earnings before income taxes	144.9	112.4
Net earnings attributable to EnerSys stockholders	$105.5	$82.2

Net earnings per common share attributable to EnerSys stockholders:
Basic	$2.27	$1.72
Diluted	$2.15	$1.67
Dividends per common share	$0.35	$0.25
Weighted-average number of common shares used in per share calculations:
Basic	46,516,470	47,721,239
Diluted	49,131,757	49,355,381

EnerSys will host a conference call to discuss the Company's second quarter fiscal 2015 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, November 6, 2014 at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman and Chief Executive Officer, and Michael J. Schmidtlein, Senior Vice President Finance and Chief Financial Officer.

A live webcast of the conference call will be available on the Company’s website at http://www.enersys.com under the "Investor Relations" link. Presentation materials to be used in conjunction with the conference call will become available under the aforementioned link shortly following the issuance of this press release.

The conference call information is:

Date:	Thursday, November 6, 2014
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	13158276

A replay of the conference call will be available from 12:00 p.m. on November 6, 2014 through midnight on December 5, 2014.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	13158276

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide.  Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles.  Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems.  Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers.  The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, payment of future cash dividends, execution of its stock buy back program, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from either its cash dividend or its stock buy back programs, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Forward-Looking Statements," set forth in EnerSys’ Quarterly Report on Form 10-Q for the fiscal period ended September 28, 2014. No undue reliance should be placed on any forward-looking statements.